                                                                   EXHIBIT 10.25


                            NON-COMPETITION AGREEMENT

                              G & O SALES COMPANY
                                       &
                                 ARTHUR GRUBER

Agreement (this "Agreement") dated as of this 12 day of March, 1996 by and between Arthur F. Gruber ("Mr. Gruber"), G & O Sales Company (the "Company") and Dowling's Fleet Service Co., Inc. ("DFS") is being entered into in connection with that certain Stock Purchase Agreement (the "Purchase Agreement") between Mr. Gruber and DFS, and that certain Employment Agreement (the "Employment Agreement") between Mr. Gruber and the Company, all of even date herewith, and is made on the terms and conditions set forth below.

                                   BACKGROUND

Contemporaneously with the execution of this Agreement, Mr. Gruber is selling all of the outstanding capital stock of the Company to DFS, and DFS is providing to Mr. Gruber and his counsel certain confidential financial information concerning DFS. In that connection, the parties wish to provide that Mr. Gruber will not disclose and confidential information of the Company or DFS and will not compete with the business that he is selling or with the business of DFS.

THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. COVENANT NOT TO COMPETE AND NOT TO SOLICIT EMPLOYEES. For a period commencing with the date hereof and ending on the later to occur of (i) the tenth anniversary of the date hereof or (ii) the fifth anniversary of the date that Mr. Gruber's employment by the Company ceases, for whatever reason --

     (a) Mr. Gruber shall not engage directly or indirectly in any of the businesses carried on by the Company or DFS in the Market Area (as defined below).

         (i) Notwithstanding the foregoing, ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to be engagement solely by reason thereof in any of its businesses.

         (ii) The "Market Area" shall mean the Counties (as defined in
              Annex A) as well as the area comprised within a circle having a one-hundred-fifty (150) mile radius with a center located at any facility then operated or in the future operated by the Company, by any subsidiary of the Company or by DFS.

     (b) Mr. Gruber shall not directly or indirectly solicit any employee of the Company or DFS to leave their employment with such companies or solicit any of them to become employees of any business or entity with which Mr. Gruber is involved.

     (c) Mr. Gruber shall not cause or attempt to cause any licensor, customer, or supplier, of the Company from maintaining the same business relationships with the Company after the date hereof as it maintained with the Company prior to the date hereof. Mr. Gruber will use reasonable efforts to refer all customer inquiries relating to the business of the Company to the Company or to DFS from and after the date hereof.
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2.   COMPENSATION.  As compensation for his agreement not to compete contained herein, the Company shall pay to Mr. Gruber the following amounts:

     (a) Three hundred fifteen thousand dollars ($315,000) in monthly installments as follows:

         (i) four thousand three hundred seventy five dollars ($4,375) shall be paid on the Closing Date;

         (ii) eight thousand seven hundred fifty dollars ($8,750) shall be paid on the first business day of each month for thirty-five consecutive months commencing April 1, 1996; and

         (iii) four thousand three hundred seventy five dollars ($4,375) shall be paid on the first business day of the month immediately following such thirty-fifth month; and

     (b) Seven and one-half percent (7.5%) of the Defined Profits (as defined below) of the Business (as defined in Annex A) for each of the four
         (4) fiscal years of DFS commencing with its fiscal year that begins March 1, 1996 (each a "Fiscal Year"). Payment of any amount due for a Fiscal Year shall be made within ninety (90) days after the end of such Fiscal Year. Each payment (or if no payment is due, a statement to that effect) shall be sent to Mr. Gruber accompanied by an accounting in the name of DFS that shows the calculation of Defined Profits (or lack thereof) for the Fiscal Year in question.

     (c) "Defined Profits" of the Business shall mean the pre-tax operating profits of the Business prepared on a consistent basis plus any salary and car allowance payments made to Mr. Gruber and plus any charge against operating profits of the Company resulting from the payments provided for in Section 2.1, above. DFS shall maintain such records and books of account as are reasonably necessary to calculate Defined Profits on a Fiscal Year basis.

     (d) In calculating pre-tax operating profits --

         (i) all sales made by the Business shall be credited, less applicable costs of sale, commissions and other operating expenses;

         (ii) the Business shall not be charged any overhead expenses by DFS except the appropriate portion of the costs of any field salesman or field manager of DFS that has immediate responsibility for the Business;

         (iii) a charge will be made for interest costs related to net working capital borrowings of the Business if borrowed from DFS at the interest rate paid by DFS for such funds; and

         (iv) operating expenses of the Company shall be apportioned in the same ratio as sales made by the Business bear to all sales made by the Company, with appropriate adjustment in the event that this Section 2.4.4 creates unintended inequities for either Mr. Gruber or the Company.
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     (e) Audit of Amounts Payable.

         (i) Mr. Gruber may at his own expense not more frequently than once in each Fiscal Year and once with in the Fiscal Year immediately following the last Fiscal Year with respect to which payments are to be made to Mr. Gruber under Section 2.2, above, perform or cause to be performed an audit of the books and records of the Company relating to the computation of Defined Profits (or lack thereof) during the prior Fiscal Year. For such purpose, G&O shall provide to Mr. Gruber or his representative performing such audit reasonable access during normal business hours to such books and records, with the right to make copies thereof at his expense.

         (ii) Notwithstanding the foregoing however, if the payment made by the Company with respect to an audited Fiscal Year was more than five percent (5%) below the amount that should have been paid for such Fiscal Year, the Company shall pay Mr. Gruber's actual out-of-pocket expenses incurred in auditing such Fiscal Year.


3.   BREACH BY THE COMPANY.

     (a) In the event that the Company fails to pay when due any amount that is due and owing under this Agreement, and such failure continues for more than five (5) days after written notice of such failure has been given to the Company as provided herein, then the entire unpaid balance required to be paid during the term of this Agreement, other than amounts payable under Section 2.2, above, shall thereupon become due and payable in full.

     (b) In the event that the Company or DFS breaches any of its payment obligations or breaches any other material term or condition under the Purchase Agreement or the Employment Agreement, and such breach continues beyond the expiration of any cure periods applicable to such breach, then all amounts that are payable to Mr. Gruber during the term of this Agreement, other than amounts payable under Section 2.2, above, shall become immediately due and payable in full upon written demand by Mr. Gruber given to the Company.

     (c) In the event that Mr. Gruber is required to commence legal proceedings in order to collect any amount due him under this Agreement, the Company shall reimburse to him the reasonable costs thereof, including the reasonable fees and disbursements of his counsel in connection therewith.


4.   CONFIDENTIALITY.

     (a) During the period set forth in Section 1, above, Mr. Gruber shall use reasonable efforts to maintain the confidentiality of, and shall not disclose to any person, firm or corporation or use for his own benefit or the benefit of any other person Confidential Information (as defined below).

     (b) In the event that Mr. Gruber is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, he will notify DFS promptly of the request or requirement so that DFS may seek, at its own expense, an appropriate protective order in its own or in Mr. Gruber's name, or so that it may waive compliance with the provisions of this Section.

     (c) If, in the absence of a protective order or the receipt of a waiver hereunder, Mr. Gruber is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, he may disclose the Confidential Information to the tribunal; provided, however, that he shall use commercially reasonable efforts to obtain, at the request of DFS, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as DFS shall designate.

     (d) For purposes of this Agreement, "Confidential Information" means any information concerning the businesses and/or affairs of the Company, DFS or any of their affiliates however acquired by Mr. Gruber that is not generally available to the public, including, but without limitation thereto, trade secrets, customer lists, vendor lists, business plans, marketing plans, non-public financial data, product specifications and designs, the existence, nature, substance, progress and results of research and development projects, concepts, inventions, discoveries, formulae, processes, drawings, documents, records, or software.


5. SEVERABILITY. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or un-enforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


6. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed given either (a) when hand delivered to a party; (b) when deposited with a courier service with instructions to provide next-business-day delivery and proof of delivery; or (c) (in the case of notice to the Company or DFS) when sent by facsimile transmission as follows:


     If to Mr. Gruber at:                  With a copy to:
     c/o The Fairmont                      James D. Epstein, Esq.
     41 Conshohocken State Road            Pepper, Hamilton & Scheetz
     Bala Cynwyd, Pennsylvania 19004       3000 Two Logan Square
                                           Philadelphia, Pennsylvania 19103-2799
                                           Fax No.: (215) 981-4750
                                           Tel. No.: (215) 981-4368

     If to DFS at:                         With a copy to:
     Dowling's Fleet Service Co., Inc.     Maarten D. Hemsley
     389 East Third Street                 82 Powder Point Avenue
     Mt. Vernon, NY 10550                  Duxbury, Massachusetts 02332
     Attention: President                  Fax No.: (617) 934-0843
     Fax No.: (914) 668-5097               Tel. No.: (617) 934-2219
     Tel. No.: (914) 668-4557
                                           and to

                                           Roger M. Barzun
                                           60 Hubbard Street      P.O. Box 767
                                           Concord, Massachusetts 01742
                                           Fax No.: (508) 287-4276
                                           Tel. No.: (508) 287-4275
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     or to such other address of a party as such party may by notice hereunder designate to the other parties.

7.   MISCELLANEOUS.

     (a) This Agreement together with Annex A contains the entire understanding of the parties on the subject matter hereof except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and permitted assigns; may be executed in one or more counterparts each of which shall be deemed an original hereof, but all of which shall constitute but one and the same agreement; and shall not be assignable by a party without the prior written consent of the other parties.

     (b) The words "herein", "hereof", "hereunder", "hereby", "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole.

     (c) Each party and his or its counsel has reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities and uncertainties are to be resolved against the party preparing an agreement will not be employed in the interpretation of this Agreement; rather the Agreement shall be construed as if all parties had jointly prepared it.

     (d) No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

     (e) The failure to insist upon strict compliance with any term, covenant or condition contained herein shall not be deemed a waiver of such term, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     (f) The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

     (g) The recitals set forth in "Background", above, are incorporated herein and made a part hereof as the agreements of the parties as fully and with the same force and effect as if reiterated herein in full.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

G & O SALES COMPANY


By: /s/ Robert M. Keane                             /s/ Arthur F, Gruber
   -------------------------------             -------------------------------
        Robert M. Keane                               ARTHUR F. GRUBER
        President


DOWLING'S FLEET SERVICE CO., INC.



By: /s/ Robert M. Keane
   -------------------------------
        Robert M. Keane
        President

                                   ANNEX A

                                   TO THE

                      NON-COMPETITION AGREEMENT BETWEEN

   G & O SALES COMPANY, DOWLING'S FLEET SERVICE CO., INC. &  ARTHUR GRUBER


1. The "Business" shall mean the sale of automotive heat exchange equipment and other products used in connection therewith (including but not limited to radiators, heaters and air conditioning parts) (the "Products") as follows:

      (a) by the Company or DFS (i) to those customers in the Counties that were being serviced by the Company immediately prior to September 30, 1995 (the "Counties"); and (ii) to those customers in the Counties that are first serviced by the Company or DFS after September 30, 1995; and

      (b) by the Company to customers that are not in the Counties but that were being serviced by the Company immediately prior to September 30, 1995;

2. The term Business, however, shall not include sales of Products by the Company or DFS to those customers in the Counties that were being serviced by DFS immediately prior to September 30, 1995.

3. In computing the amount of the sales of the Products for any period, the aggregate of actual sale prices of all Products whether for wholesale, retail, cash or credit or otherwise shall be included, but the following shall be excluded: (i) full or partial credits for returns; (ii) cash or credit refunds to customers on transactions (but not in excess of the actual selling price of the Product); (iii) amounts collected and paid to any governmental authority for any sales or excise tax; (iv) freight and/or insurance to the extent either of them is invoiced separately to a customer; and (v) the amount of any discount on sales to employees.

4.    The Counties:

                 Pennsylvania Counties                                       New Jersey Counties
                 ---------------------                                       -------------------
                 Philadelphia                Bucks                           Camden                     Burlington
                 Montgomery                  Delaware                        Salem                      Gloucester
                 Chester                     Lancaster                       Cape May                   Atlantic
                 Berks                       Lehigh                          Mercer                     Hunterdon
                 Carbon                      Schuykill                       Cumberland
                 Northampton                 Lebanon
                 York                                                        Delaware Counties
                                                                             -----------------
                                                                             New Castle
                                                                             Kent